EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

by and between

A & C UNITED AGRICULTURE DEVELOPING INC.

a Nevada corporation, and

WEIJIA LI and

A & C AGRICULTURE DEVELOPING (EUROPE) AB

A Swedish corporation

Dated: As of August 5, 2017

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 5, 2017, and to take effect on August 5, 2017, is entered into by and between A & C United Agriculture Developing Inc., a Nevada corporation (“Company”), and Weijia Li, an individual (“Buyer”) and A & C Agriculture Developing (Europe) AB, a Swedish corporation (“A & C Europe”), and is made with reference to the following matters:

RECITALS

A. Company is the sole owner of all of the issued and outstanding equity securities of A & C Europe.

B. Company has decided to change its business and therefore desires to sell A & C Europe, its wholly-owned subsidiary.

C. The Buyer desires to purchase A & C Europe and will acquire all of its assets and assume any and all liabilities of A & C Europe in existence, arising or relating to the period prior to the Closing, except for the loan amount of $77,772 that A & C Europe used for normal business operations and owed to the Company prior to Closing.

D. Buyer is the wife of Jun (Charlie) Huang, former officer and director of the Company, and also the current President of A & C Europe, who is also familiar with its customers, opportunities, operations, assets, liabilities, and risks.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for such other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF EQUITY INTERESTS

1.1 Transfer of Equity Interests. On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties of the parties hereto, at the Closing, Company shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Company, all of the issued and outstanding equity interests (the “Equity Interests”) of A & C Europe .

1.2 Purchase Price. The purchase price (the “Purchase Price”) for the Equity Interests being acquired by the Buyer from Company shall be (i) $1.00; (ii) assumption of all Liabilities by Buyer, except for loan amount of $77,772 that A & C Europe used for normal business operations and owned to the Company prior to Closing; and (iii) the indemnification by Buyers set forth in Article 8 below all of which shall occur at the Closing Date.

1.3 Transfer Taxes. All Transfer Taxes imposed by any Tax Authority with respect to any transaction contemplated by this Agreement (if any) shall be duly and timely paid by Buyer, who shall also duly and timely file all Tax Returns in connection with such Transfer Taxes. Buyer shall give a copy of each such Tax Return to Company for its review with sufficient time for comments prior to filing, and shall give Company a copy of such Tax Return as filed, together with proof of payment of the Transfer Tax shown thereon, promptly after filing.

ARTICLE II

CLOSING

2.1 Time and Place. The Closing shall take place on September 30,2017 at the offices of the Company, or such other place as agreed to by the parties hereto, and subject to all of the conditions precedent to each party’s obligations hereunder having been satisfied or waived (the “Closing Date”).

2.2 Transactions at the Closing. At the Closing, the following shall occur:

(a) On the terms and subject to the conditions of this Agreement, Buyer shall acquire all the Assets of A & C Europe;

(b) On the terms and subject to the conditions of this Agreement, Buyer shall assume all the Liabilities of A & C Europe, except for the loan amount of $77,772 that A & C Europe used for normal business operations and owed to the Company prior to the Closing. Company shall deliver the certificates representing the Equity Interests to Weijia Li, if any, endorsed in blank;

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(c) Company shall deliver, or cause to be delivered, to Buyer any and all other assignments, documents, instruments and conveyances requested by Buyer to effect the consummation of the transactions contemplated by this Agreement to evidence Buyer’s interest in and title to the Equity Interests and Assets.

The foregoing transactions shall be deemed to occur simultaneously at the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY REGARDING THE EQUITY INTERESTS

Company represents and warrants to Buyers that:

3.1 Title to Equity Interests. Company has good and marketable title to the Equity Interests to be transferred to Buyer, and upon consummation of the purchase contemplated herein, Buyer will acquire from Company good and marketable title to such Equity Interests and full ownership of A & C Europe.

3.2 Authority to Execute and Perform Agreements. Company has the right, power and authority to enter into, execute and deliver this Agreement and all other Company Documents and to transfer, convey and sell to Buyer at the Closing the Equity Interests under the terms of this Agreement.

3.3 Due Authorization; Enforceability. Company has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of the obligations under this Agreement and all other Company Documents. This Agreement and all other Company Documents have been duly and validly executed by Company and (assuming the due authorization, execution and delivery of Buyer) constitute the legal, valid and binding obligation of Company, enforceable against the Company in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

3.4 No Broker. No financial advisor, broker, finder, agent or similar intermediary has acted for or on behalf of Company in connection with this Agreement or the transactions contemplated herein, and no financial advisor, broker, finder, agent or similar intermediary is entitled to any broker’s or finder’s or similar fee or other commission in respect of such transactions based on any agreement, arrangement or understanding with Company or any action taken by Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER REGARDING COMPANY

Buyer represents and warrants to Company, for the benefit of Company:

4.1 Authority; Due Authorization.

(a) Authority to Execute and Perform Agreements. Buyer has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all of the other Buyer Documents and to perform fully Buyer’s obligations hereunder and thereunder.

(b) Due Authorization; Enforceability. Buyer has taken all actions necessary to authorize herself to enter into and perform fully her obligations under this Agreement and all of the other Buyer Documents to be executed by herself and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed by Buyer and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

4.2 Due Ownership of Assets/Liabilities. Buyer represents and acknowledges that upon the consummation of this Agreement, Buyer will be the sole owner of the Assets and the sole obligor of the Liabilities of A & C Europe.

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4.3 Weijia Li Representations as to A & C Europe. Weijia Li hereby represents and warrants, that she is ready, willing and able to assume and continue full operational control of A & C Europe and its assets and liabilities.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH PARTY TO CLOSE

The obligations of Company and Buyer to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of each of the conditions set forth below (any of which may be waived by the parties in whole or in part):

5.1 No Action or Proceeding. The consummation of the transactions contemplated herein shall not violate any Applicable Law. Further, no temporary restraining Order, preliminary or permanent injunction, cease and desist Order or other legal restraint preventing the consummation of the transactions contemplated herein, or imposing material damages in respect thereof, shall be in effect, nor shall there be any action or proceeding pending or threatened by any Person which seeks any of the foregoing or seeks to impose conditions which would be materially burdensome upon the business of Company and which presents a substantial risk that the relief sought will be granted.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

The obligation of Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of each of the conditions set forth below (any of which may be waived by Buyer in whole or in part):

6.1 Representations and Warranties. The representations and warranties of Company contained in this Agreement and in each other Company Document shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall be true and correct as of such date, provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.1 has been satisfied, that portion of such representation or warranty as so qualified must be true and correct in all respects.

6.2 Performance of Covenants. Each obligation of Company to be performed by Company on or before the Closing Date pursuant to the terms of this Agreement and each other Company Document shall have been duly performed on or before the Closing Date.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION OF COMPANY TO CLOSE

The obligation of Buyer to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of each of the conditions set forth below (any of which may be waived by Company in whole or in part):

7.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in each other Buyer Document shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall be true and correct as of such date, provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.1 has been satisfied, that portion of such representation or warranty as so qualified must be true and correct in all respects.

7.2 Performance of Covenants. Each obligation of Buyer to be performed by Buyer on or before the Closing Date pursuant to the terms of this Agreement and each other Buyer Document shall have been duly performed on or before the Closing Date.

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ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification by Company. Company shall indemnify, defend and hold harmless (i) Buyer, (ii) each of Buyer’s Affiliates, and (iii) each of her respective stockholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives (collectively, the “Buyer Indemnified Parties”), from and against any and all Losses which may be incurred or suffered by any Buyer Indemnified Party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of Company contained in this Agreement, and any other Company Document.

8.2 Survival of Representations and Covenants of Company. Notwithstanding anything to the contrary contained herein and regardless of any investigation by any Buyer Indemnified Party, Buyer Indemnified Parties shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement and in any agreement, instrument or other document delivered by Company or any of its representatives in connection with the transactions contemplated by this Agreement. Each representation, warranty, covenant and agreement of Company contained herein shall survive the execution and delivery of this Agreement and the Closing Date, and shall thereafter terminate and expire when a claim thereon is barred by the applicable statute of limitations (including extensions and waivers thereof).

8.3 Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless (i) Company, (ii) each of their respective Affiliates, and (iii) each of their respective stockholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives (collectively, the “Company Indemnified Parties”), from and against any and all Losses which may be incurred or suffered by any Company Indemnified Party and which may arise out of or result from:

(a) any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any other Buyer Document;

(b) all activities, actions and omissions to act of Company (including for purposes hereof, A & C Europe and its and Company’s respective Affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives) arising prior to the Closing, regardless of whether or not any Loss related to any such activity, action or omission to act shall occur after the Closing;

(c) any demand, claim or action relating to the Liabilities; and

(d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred in enforcing this indemnity and the indemnity obligations of Buyer set forth elsewhere in this Agreement.

8.4 Survival of Representations and Covenants of Buyer. Notwithstanding anything to the contrary contained herein and regardless of any investigation by any Company Indemnified Party, Company and the other Company Indemnified Parties shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement and in any agreement, instrument or other document delivered by Buyer or any of their representatives in connection with the transactions contemplated by this Agreement. Each representation, warranty, covenant and agreement of Buyer contained herein shall survive the execution and delivery of this Agreement and the Closing Date, and shall thereafter terminate and expire when a claim thereon is barred by the applicable statute of limitations (including extensions and waivers thereof).

ARTICLE IX

TERMINATION; REMEDIES

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the parties hereto; or

(b) by Company, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured within 30 calendar days of Buyer’s receipt of a written notice from Company that such a breach or failure has occurred; or

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(c) by Buyer, upon the breach in any material respect of any of the representations and warranties of Company contained herein or the failure by Company to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Company, provided that such breach or failure is not cured within 30 calendar days of Company’s receipt of a written notice from Buyer that such a breach or failure has occurred.

9.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, stockholders or agents in respect thereof; provided, however that nothing herein shall relieve any party hereto from liability for any breach of this Agreement as provided in Section 9.1 (b) and (c) above.

9.3 Attorneys’ Fees. If Company or Buyer shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all reasonable attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

ARTICLE X

EXPENSES; CONFIDENTIALITY

10.1 Expenses of Sale. Except as otherwise agreed to, each of the parties hereto shall bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein and therein.

10.2 Confidentiality. Except in connection with any dispute between the parties and subject to any obligation to comply with (i) any Applicable Law (ii) any rule or regulation of any Authority or securities exchange or (iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold such information confidential.

ARTICLE XI

NOTICES

11.1 Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email, facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

If to Buyer, to:

Weijia Li

LGH 1201, Gamla Södertäljevägen 134 A

14170 Segeltorp, Stockholm, Sweden

Telephone: 0046-700-946809

If to Company, to:

A & C United Agriculture Developing Inc.

1313 Grand Ave., #16

Walnut, CA 91789

Telephone: (626) 262-7379

Attention: Chin Kha Foo, CEO/President

All notices, requests and other communications shall be deemed given on the date of actual receipt, delivery or refusal as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

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ARTICLE XII

MISCELLANEOUS

12.1 Further Assurances. Each of the parties shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

12.2 Modifications and Amendments; Waivers and Consents. At any time prior to the Closing Date or termination of this Agreement, Buyer, on the one hand, and Company, on the other hand, may, by written agreement:

(a) modify or amend the provisions of this Agreement;

(b) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

(c) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and/or

(d) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

12.3 Entire Agreement. This Agreement (including any exhibits hereto) and the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Equity Interests and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

12.4 Governing Law and Venue.

(a) This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within the State of California, and without regard to the conflicts of laws principles thereof.

(b) Any suit brought herein against Buyer or Company, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles, California, with the parties hereto hereby waiving any claim or defense that each such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

12.5 Assignment. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.

12.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original of the party or parties who executed such counterpart but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction Document by facsimile or email scan shall be as effective as delivery of a manually executed counterpart of any such agreement.

12.7 Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

12.8 Severability. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

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12.9 No Third-Party Rights. Except as otherwise set forth in this Agreement, no rights or remedies under or by reason of this Agreement shall be conferred on any Persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation over or action against any party to this Agreement.

12.10 Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

12.11 Advice of Counsel. Each party acknowledges that such party has consulted with or has had the opportunity to consult with and be represented by independent counsel of such party’s own choice concerning this Agreement, and each party acknowledges that such party has carefully read and fully understands this Agreement, is fully aware of the contents thereof and its meaning and legal effect, and has entered into it free from coercion, duress or undue influence.

N WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the day and year first above written.

BUYER: WEIJIA LI

By:	/s/ Weijia Li

A & C AGRICULTURE DEVELOPING (EUROPE) AB a Swedish corporation

By:	/s/ Weijia Li
Name:	Weijia Li
Title:	President

COMPANY: A & C UNITED AGRICULTURE DEVELOPING INC. a Nevada corporation

By:	/s/ Chin Kha Foo
Name:	Chin Kha Foo
Title:	CEO/President

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